EXHIBIT 10.1

AMENDMENT TO
 ASTORIA FINANCIAL CORPORATION
 AMENDED AND RESTATED
EMPLOYMENT AGREEMENT WITH EXECUTIVE OFFICER

     This Amendment to the Amended and Restated Employment Agreement (the “Restated Employment Agreement”) entered into as of January 1, 2000 by and between Astoria Financial Corporation, a business corporation organized and operation under the laws of the State of Delaware (the “Company”) and George L. Engelke, Jr. (the “Executive”) is entered into as of August 15, 2007.

      WITNESSETH:

     WHEREAS, the Company and Executive have previously entered into the Restated Employment Agreement which remains in full force and effect; and

      WHEREAS, the Company has realigned its executive management staff; and

     WHEREAS, prior to such realignment the Executive served as Chairman, President and Chief Executive Officer; and

     WHEREAS, following such realignment Executive has agreed to continue to serve as Chairman and Chief Executive Officer; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the shareholders of the Company to rescind the Company’s mandatory retirement policy for executive officers and, as a result, requested that Executive remain in the employ of the Company beyond his 70th birthday, which Executive is agreeable to do;

     NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree to amend the Restated Employment Agreement as follows from and after the date hereof:

A)

Section 3. Duties. of the Restated Employment Agreement is amended to replace the title Chairman, President and Chief Executive Officer with the title Chairman and Chief Executive Officer where it appears in such Section.

B)	Section 4. Cash Compensation. of the Restated Employment Agreement is amended to replace the salary set forth in such Section from an initial annual rate of Eight Hundred Ten Thousand Dollars ($810,000) to an initial annual rate of One Million One Hundred Thousand Dollars ($1,100,000) which the Company and Executive acknowledge is Executive’s current rate of annual salary.

C)

Section 9. Termination of Employment with Severance Benefits. of the Restated Employment Agreement is amended by amending Section 9(a)(i)(A) by replacing the title Chairman, President and Chief Executive Officer with the title Chairman and Chief Executive Officer where it appears in Section 9(a)(i)(A).

D)

Section 9. Termination of Employment with Severance Benefits. and Section 18. Notices. of the Restated Employment Agreement are amended by amending Section 9(b) and Section 18 to provide that the address of Thacher Proffitt & Wood is Two World Financial Center, New York, New York 10281.

E)	Section 10. Termination without Additional Company Liability. of the Restated Employment Agreement is amended by deleting Section 10(a)(v).

F)	Section 33. Compliance with Section 409A of the Code. is added to the Restated Employment Agreement to state as follows:

Section 33. Compliance with Section 409A of the Code.

In the event that this Agreement is construed to be a non-qualified deferred compensation plan described in section
409A of the Code, the Agreement shall be operated, administered and construed so as to conform to the requirements of section 409A.

G)	The Restated Employment Agreement is in all other respects confirmed and ratified and the Restated Employment Agreement, as amended by this amendment remains in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Executive has hereunto set his hand, all as the 15th day of August 2007.

Attest:	ASTORIA FINANCIAL CORPORATION

/S/ Alan P. Eggleston	By:	/S/ Gerard C. Keegan
Alan P. Eggleston	Name:	Gerard C. Keegan
	Title:	Vice Chairman and Chief
Administrative Officer

[Seal]

/S/ George L. Engelke, Jr.
George L. Engelke, Jr.

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NASSAU	)

     On this 15th day of August 2007, before me, the undersigned, personally appeared Gerard C. Keegan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Notary Public
Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires 7/13/2010

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NASSAU	)

     On this 15th day of August 2007, before me, the undersigned, personally appeared George L. Engelke, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ Marygrace Farruggia
Notary Public
Marygrace Farruggia
Notary Public, State of New York
No. 4998931
Qualified in Suffolk County
Commission Expires 7/13/2010